Exhibit 99.1

UNDER ARMOUR REPORTS THIRD QUARTER FISCAL 2026 RESULTS; UPDATES FISCAL 2026 OUTLOOK

BALTIMORE, Feb. 6, 2026 – Under Armour, Inc. (NYSE: UAA, UA) released its unaudited financial results for the third quarter of fiscal 2026, which ended on December 31, 2025. The company reports its financial performance in accordance with United States Generally Accepted Accounting Principles (“GAAP”). This press release includes references to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures detailed in the “Non-GAAP Financial Information” section below.

"Our third quarter adjusted operating results exceeded expectations, and despite a few unfortunate, non-recurring impacts, we’re encouraged by the progress we’re making in the business to reignite brand momentum," said Under Armour President and CEO Kevin Plank. “In North America, we believe the December quarter marked the most challenging phase of our business reset, and we expect greater stability ahead as we build on this progress globally."

Plank continued, "Our transformation is accelerating as we sharpen our focus and strengthen execution. Our strategy is gaining traction through better products, bolder storytelling, and a more disciplined market presence, positioning Under Armour to operate with greater intention and confidence going forward."

Third Quarter Fiscal 2026 Review
•Revenue decreased 5 percent to $1.33 billion (down 6 percent on a currency-neutral basis).
–North America revenue declined 10 percent to $757 million, while international revenue increased 3 percent to $577 million (up 1 percent currency neutral). Within international markets, EMEA revenue grew 6 percent (up 2 percent currency neutral), Asia-Pacific declined 5 percent (down 5 percent currency neutral), and Latin America increased 20 percent (up 13 percent currency neutral).
–Wholesale revenue decreased 6 percent to $660 million, and direct-to-consumer (DTC) revenue declined 4 percent to $647 million. Within DTC, owned-and-operated store revenue declined 2 percent, and eCommerce revenue fell 7 percent, representing 38 percent of total DTC revenue for the quarter.
–By category, apparel revenue decreased 3 percent to $934 million, footwear declined 12 percent to $265 million, and accessories decreased 3 percent to $108 million.
•Gross margin declined 310 basis points to 44.4 percent, primarily due to higher tariffs. Other factors included pricing headwinds and an unfavorable channel and regional mix. Foreign exchange gains and a favorable product mix partially offset these impacts.
•Selling, general and administrative (SG&A) expenses increased 4 percent to $665 million. Excluding a $99 million litigation reserve expense related to a previously disclosed insurance carrier dispute and $3 million in transformation expenses related to the Fiscal 2025 Restructuring Plan, adjusted SG&A declined 7 percent to $563 million, primarily reflecting lower marketing spend due to timing shifts, with most prior-year spending occurring in the second half.
•Restructuring charges totaled $75 million.
•Operating loss was $150 million. Excluding the litigation reserve expense and transformation and restructuring charges, adjusted operating income was $26 million.

•During the quarter, the company recorded a net loss of $431 million, which included a $247 million valuation allowance on its U.S. federal deferred tax assets. Adjusted net income was $37 million, which excludes the litigation reserve expense, transformation and restructuring charges, and the valuation allowance.
•Diluted loss per share was $1.01; adjusted diluted earnings per share was $0.09.
•Inventory decreased 2 percent to $1.1 billion.
•Liquidity: Cash and cash equivalents totaled $465 million at quarter-end. The company also held $600 million in restricted investments designated for the repayment of its senior notes due in June 2026. At quarter-end, no borrowings were outstanding under its $1.1 billion revolving credit facility.
Regarding the valuation allowance, in accordance with GAAP, the company was required to reduce the value of its U.S. federal deferred tax assets and record a corresponding non-cash tax expense as a result of cumulative GAAP U.S. losses over the past three years. These losses have been driven largely by restructuring and impairment charges, litigation reserve expenses, and other non-operating items. This valuation allowance has no impact on Under Armour’s cash flow or tax filings and should reverse once the U.S. business returns to sustained profitability.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan to improve financial and operational efficiency, which has since been updated as implementation progressed. The plan is now expected to cost up to $255 million, including up to $107 million in cash charges and up to $148 million in non-cash charges. Through the end of the third quarter of fiscal 2026, the company recorded $178 million in restructuring and impairment charges and $47 million in other transformation-related expenses. Of the $224 million incurred to date, $89 million is cash-related and $135 million is non-cash. The company expects to recognize the remaining charges under the updated plan by the end of fiscal 2026.

Fiscal 2026 Outlook
Compared with fiscal 2025, key highlights of the company’s fiscal 2026 outlook are:
•Revenue is expected to decline approximately 4 percent, compared with the prior outlook of a 4 to 5 percent decline. This includes an approximate 8 percent decline in North America and a 6 percent decline in Asia-Pacific, each compared with a previously expected high-single-digit decline, partially offset by an approximate 9 percent increase in EMEA revenue, compared with a previously expected high-single-digit increase.
•Gross margin is expected to decline approximately 190 basis points, compared with the prior outlook of a 190 to 210 basis point decline, primarily due to higher U.S. tariffs, unfavorable channel and regional mix, and pricing headwinds, partially offset by favorable foreign exchange and product mix.
•SG&A expenses are expected to decline at a low-double-digit rate, compared with the prior outlook of a mid-teen percentage decline. Adjusted SG&A, which excludes litigation reserve expenses, transformation expenses related to the Fiscal 2025 Restructuring Plan, and impairment charges, is expected to decline at a mid-single-digit rate, unchanged from the prior outlook, driven by lower marketing costs, restructuring savings, and other cost management initiatives.
•Operating loss is expected to be approximately $154 million, compared with the prior outlook of a $56 million to $71 million loss. Excluding the litigation reserve expense and expected transformation and restructuring charges, adjusted operating income is expected to be approximately $110 million, compared with the prior outlook of $95 million to $110 million.

•Diluted loss per share is expected to range from $1.24 to $1.25. Adjusted diluted earnings per share is expected to range from $0.10 to $0.11, compared with the prior outlook of $0.03 to $0.05.

Conference Call and Webcast
Under Armour will hold its third-quarter fiscal 2026 conference call today at approximately 8:30 a.m. Eastern Time. The call will stream live at https://about.underarmour.com/investor-relations/financials and will be available for replay approximately three hours after the live event.

Non-GAAP Financial Information
This press release discusses “currency-neutral” and "adjusted" results, as well as the company’s "adjusted" forward-looking estimates for the fiscal year ending March 31, 2026. Management believes this information is valuable for investors seeking to compare the company’s operational results across periods, as it provides clearer insight into underlying performance by excluding these impacts. Currency-neutral financial data removes fluctuations caused by foreign currency exchange rates. Adjusted financial measures exclude the effects of the company’s litigation reserve expense (and related insurance recoveries) and the company’s Fiscal 2025 Restructuring Plan, its associated charges, and related tax effects, as well as the valuation allowance against its U.S. federal deferred tax assets. Management states that these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable GAAP financial measure is included in the supplemental financial information accompanying this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared in accordance with GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions, including changes in trade policy and inflation, on our results of operations, liquidity and use of capital resources, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-

looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts; and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices, or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative, and updated products; our ability to accurately forecast consumer preferences and demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; the impact of global or regional public health emergencies on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President
Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2025	% of Net Revenues	2024	% of Net Revenues	2025	% of Net Revenues	2024	% of Net Revenues
Net revenues	$1,327,761	100.0%	$1,401,039	100.0%	$3,795,209	100.0%	$3,983,727	100.0%
Cost of goods sold	738,021	55.6%	735,884	52.5%	2,028,389	53.4%	2,059,765	51.7%
Gross profit	589,740	44.4%	665,155	47.5%	1,766,820	46.6%	1,923,962	48.3%
Selling, general and administrative expenses	664,540	50.0%	637,701	45.5%	1,776,517	46.8%	1,994,858	50.1%
Restructuring charges	74,980	5.6%	13,945	1.0%	119,714	3.2%	42,243	1.1%
Income (loss) from operations	(149,780)	(11.3)%	13,509	1.0%	(129,411)	(3.4)%	(113,139)	(2.8)%
Interest income (expense), net	(8,892)	(0.7)%	(3,391)	(0.2)%	(21,548)	(0.6)%	(2,794)	(0.1)%
Other income (expense), net	(1,584)	(0.1)%	(2,563)	(0.2)%	(7,221)	(0.2)%	(8,713)	(0.2)%
Income (loss) before income taxes	(160,256)	(12.1)%	7,555	0.5%	(158,180)	(4.2)%	(124,646)	(3.1)%
Income tax expense (benefit)	270,604	20.4%	6,295	0.4%	293,886	7.7%	9,308	0.2%
Income (loss) from equity method investments	33	—%	(26)	—%	(187)	—%	144	—%
Net income (loss)	$(430,827)	(32.4)%	$1,234	0.1%	$(452,253)	(11.9)%	$(133,810)	(3.4)%

Basic net income (loss) per share of Class A, B and C common stock	$(1.01)		$0.00		$(1.06)		$(0.31)
Diluted net income (loss) per share of Class A, B and C common stock	$(1.01)		$0.00		$(1.06)		$(0.31)
Weighted average common shares outstanding Class A, B and C common stock
Basic	424,845		431,744		426,769		433,212
Diluted	424,845		437,297		426,769		433,212

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended December 31,			Nine Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
North America	$756,726	$843,620	(10.3)%	$2,218,547	$2,416,225	(8.2)%
EMEA	315,751	297,890	6.0%	882,037	807,960	9.2%
Asia-Pacific	190,885	201,112	(5.1)%	533,446	590,609	(9.7)%
Latin America	70,603	58,990	19.7%	178,992	170,340	5.1%
Corporate Other (1)	(6,204)	(573)	(982.7)%	(17,813)	(1,407)	(1,166.0)%
Total net revenues	$1,327,761	$1,401,039	(5.2)%	$3,795,209	$3,983,727	(4.7)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended December 31,			Nine Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Wholesale	$659,965	$704,760	(6.4)%	$2,084,065	$2,211,266	(5.8)%
Direct-to-consumer	646,845	672,948	(3.9)%	1,648,456	1,703,497	(3.2)%
Net Sales	1,306,810	1,377,708	(5.1)%	3,732,521	3,914,763	(4.7)%
License revenues	27,155	23,904	13.6%	80,501	70,371	14.4%
Corporate Other (1)	(6,204)	(573)	(982.7)%	(17,813)	(1,407)	(1,166.0)%
Total net revenues	$1,327,761	$1,401,039	(5.2)%	$3,795,209	$3,983,727	(4.7)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended December 31,			Nine Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Apparel	$934,015	$966,068	(3.3)%	$2,617,090	$2,671,048	(2.0)%
Footwear	265,135	301,208	(12.0)%	794,616	924,357	(14.0)%
Accessories	107,660	110,432	(2.5)%	320,815	319,358	0.5%
Net Sales	1,306,810	1,377,708	(5.1)%	3,732,521	3,914,763	(4.7)%
Licensing revenues	27,155	23,904	13.6%	80,501	70,371	14.4%
Corporate Other (1)	(6,204)	(573)	(982.7)%	(17,813)	(1,407)	(1,166.0)%
Total net revenues	$1,327,761	$1,401,039	(5.2)%	$3,795,209	$3,983,727	(4.7)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended December 31,				Nine Months Ended December 31,
	2025	% of Net Revenues(1)	2024	% of Net Revenues(1)	2025	% of Net Revenues(1)	2024	% of Net Revenues(1)
North America	$105,902	14.0%	$164,068	19.4%	$365,295	16.5%	$529,216	21.9%
EMEA	49,386	15.6%	42,110	14.1%	141,630	16.1%	114,161	14.1%
Asia-Pacific	20,954	11.0%	14,009	7.0%	63,732	11.9%	58,158	9.8%
Latin America	8,004	11.3%	14,186	24.0%	19,206	10.7%	41,528	24.4%
Corporate Other (2)	(334,026)	NM	(220,864)	NM	(719,274)	NM	(856,202)	NM
Income (loss) from operations	$(149,780)	(11.3)%	$13,509	1.0%	$(129,411)	(3.4)%	$(113,139)	(2.8)%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	December 31, 2025	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$464,648	$501,361
Accounts receivable, net	611,520	675,822
Inventories	1,074,527	945,836
Restricted investments	599,830	—
Prepaid expenses and other current assets, net	238,506	206,078
Total current assets	2,989,031	2,329,097
Property and equipment, net	592,705	645,147
Operating lease right-of-use assets	367,039	384,341
Goodwill	495,162	487,632
Intangible assets, net	4,425	5,224
Deferred income taxes	68,356	286,160
Other long-term assets	113,265	163,270
Total assets	$4,629,983	$4,300,871
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$599,682	$—
Accounts payable	664,489	429,944
Accrued expenses	471,288	348,747
Customer refund liabilities	143,423	146,021
Operating lease liabilities	140,656	130,050
Other current liabilities	69,929	54,381
Total current liabilities	2,089,467	1,109,143
Long-term debt, net of current maturities	390,049	595,125
Operating lease liabilities, non-current	558,133	574,277
Other long-term liabilities	157,275	132,048
Total liabilities	3,194,924	2,410,593
Total stockholders’ equity	1,435,059	1,890,278
Total liabilities and stockholders’ equity	$4,629,983	$4,300,871

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(452,253)	$(133,810)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	83,535	96,786
Unrealized foreign currency exchange rate (gain) loss	(49)	8,072
Loss on disposal of property and equipment	3,932	4,039
Non-cash restructuring and impairment charges	99,538	38,575
Amortization of bond premium and debt issuance costs	2,141	1,703
Stock-based compensation	35,786	40,794
Deferred income taxes	217,406	(8,784)
Changes in reserves and allowances	(7,218)	10,480
Changes in operating assets and liabilities:
Accounts receivable	64,861	136,658
Inventories	(121,628)	(149,362)
Prepaid expenses and other assets	(48,163)	2,988
Other non-current assets	(27,251)	(39,662)
Accounts payable	252,753	172,504
Accrued expenses and other liabilities	114,251	(65,207)
Customer refund liabilities	(2,407)	30,838
Income taxes payable and receivable	41,845	(3,732)
Net cash provided by (used in) operating activities	257,079	142,880
Cash flows from investing activities
Purchases of property and equipment	(71,968)	(139,860)
Purchase of restricted investment	(601,235)	—
Sale of MyFitnessPal platform	—	50,000
Sale of MapMyFitness platform	—	8,000
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(500)	(9,788)
Purchase of equity method investment in ISC Sport	—	(7,546)
Net cash provided by (used in) investing activities	(673,703)	(99,194)
Cash flows from financing activities
Common stock repurchased	(25,000)	(65,000)
Proceeds from long-term debt and revolving credit facility	600,000	—
Repayment of long-term debt and revolving credit facility	(200,000)	(80,919)
Employee taxes paid for shares withheld for income taxes	(8,036)	(9,000)
Excise tax paid on repurchases of common stock	(743)	—
Proceeds from exercise of stock options and other stock issuances	1,657	1,852
Payments of debt financing costs	(7,392)	(1,388)
Net cash provided by (used in) financing activities	360,486	(154,455)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,480	(20,982)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(46,658)	(131,751)
Cash, cash equivalents and restricted cash - Beginning of period	515,051	876,917
Cash, cash equivalents and restricted cash - End of period	$468,393	$745,166

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended December 31, 2025	Nine Months Ended December 31, 2025
Total Net Revenue
Net revenue growth (decline) - GAAP	(5.2)%	(4.7)%
Foreign exchange impact	(1.0)%	(0.8)%
Currency neutral net revenue growth (decline) - Non-GAAP	(6.2)%	(5.5)%

North America
Net revenue growth (decline) - GAAP	(10.3)%	(8.2)%
Foreign exchange impact	0.1%	0.1%
Currency neutral net revenue growth (decline) - Non-GAAP	(10.2)%	(8.1)%

EMEA
Net revenue growth (decline) - GAAP	6.0%	9.2%
Foreign exchange impact	(3.9)%	(4.3)%
Currency neutral net revenue growth (decline) - Non-GAAP	2.1%	4.9%

Asia-Pacific
Net revenue growth (decline) - GAAP	(5.1)%	(9.7)%
Foreign exchange impact	0.2%	(0.2)%
Currency neutral net revenue growth (decline) - Non-GAAP	(4.9)%	(9.9)%

Latin America
Net revenue growth (decline) - GAAP	19.7%	5.1%
Foreign exchange impact	(6.5)%	0.3%
Currency neutral net revenue growth (decline) - Non-GAAP	13.2%	5.4%

Total International
Net revenue growth (decline) - GAAP	3.4%	1.6%
Foreign exchange impact	(2.7)%	(2.2)%
Currency neutral net revenue growth (decline) - Non-GAAP	0.7%	(0.6)%

UNDER ARMOUR, INC.
(Unaudited; in thousands)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$664,540	$637,701	$1,776,517	$1,994,858
Add: Impact of litigation reserve	(98,500)	—	(98,500)	(261,046)
Add: Impact of restructuring-related transformational expenses	(2,714)	(3,819)	(15,418)	(15,200)
Add: Impact of other impairment charges	—	(28,360)	—	(28,360)
Adjusted selling, general and administrative expenses	$563,326	$605,522	$1,662,599	$1,690,252

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP income (loss) from operations	$(149,780)	$13,509	$(129,411)	$(113,139)
Add: Impact of litigation reserve	98,500	—	98,500	261,046
Add: Impact of restructuring charges	74,980	13,945	119,714	42,243
Add: Impact of restructuring-related transformational expenses	2,714	3,819	15,418	15,200
Add: Impact of other impairment charges	—	28,360	—	28,360
Adjusted income from operations	$26,414	$59,633	$104,221	$233,710

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$(430,827)	$1,234	$(452,253)	$(133,810)
Add: Impact of litigation reserve	98,500	—	98,500	261,046
Add: Impact of restructuring charges	74,980	13,945	119,714	42,243
Add: Impact of restructuring-related transformational expenses	2,714	3,819	15,418	15,200
Add: Impact of other impairment charges	—	28,360	—	28,360
Add: Impact of provision for income taxes	291,514	(12,361)	279,357	(43,272)
Adjusted net income	$36,881	$34,997	$60,736	$169,767

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The table below presents the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP diluted net income (loss) per share	$(1.01)	$0.00	$(1.06)	$(0.31)
Add: Impact of litigation reserve	0.23	—	0.23	0.60
Add: Impact of restructuring charges	0.18	0.03	0.28	0.10
Add: Impact of restructuring-related transformational expenses	0.01	0.01	0.04	0.04
Add: Impact of other impairment charges	—	0.06	—	0.06
Add: Impact of provision for income taxes	0.68	(0.02)	0.65	(0.10)
Adjusted diluted net income per share	$0.09	$0.08	$0.14	$0.39

UNDER ARMOUR, INC.
Outlook for the Year Ending March 31, 2026
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

Year Ending March 31, 2026
Approximately
GAAP income (loss) from operations	$(154)
Add: Impact of litigation reserve	99
Add: Impact of charges under the Fiscal 2025 Restructuring Plan	165
Adjusted income from operations	$110

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Year Ending March 31, 2026
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(1.25)	$(1.24)
Add: Impact of litigation reserve	0.23	0.23
Add: Impact of charges under the Fiscal 2025 Restructuring Plan	0.38	0.38
Add: Impact of provision for income taxes	0.74	0.74
Adjusted diluted net income per share	$0.10	$0.11

UNDER ARMOUR, INC.
COMPANY-OWNED & OPERATED DOOR COUNT

	December 31, 2025	December 31, 2024
Factory House	183	180
Brand House	16	16
North America total doors	199	196

Factory House	187	180
Brand House	64	72
International total doors	251	252

Factory House	370	360
Brand House	80	88
Total doors	450	448